FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The disclosures under Item 8.01 – Other Matters below are incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under Item 8.01 – Other Matters below are incorporated by reference herein.

Item 8.01. Other Matters.

As discussed below, on March 16, 2006, Telephone and Data Systems, Inc. (“TDS”), and its subsidiary, United States Cellular Corporation (“U.S. Cellular”), filed Forms 12b-25 with the Securities and Exchange Commission (“SEC”) relating to the late filing of their Forms 10-K for the year ended December 31, 2005. The information in TDS’s Form 12b-25 is incorporated by reference herein. TDS also issued a press release on March 16, 2006 which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As previously disclosed, TDS and U.S. Cellular are restating their financial results for each of the three years in the period ended December 31, 2004, including quarterly information for 2004 and 2003 and certain selected financial data for 2001 and 2000  As a result, TDS and U.S. Cellular have delayed the filing of their Forms 10-Q for the quarter ended September 30, 2005.

It is necessary for TDS and U.S. Cellular to complete and file the restatements and their Forms 10-Q for the quarter ended September 30, 2005 before they can complete and file their Forms 10-K for the year ended December 31, 2005. Such Forms 10-K are due on March 16, 2006, but such deadline can be effectively extended to March 31, 2006 by filing Form 12b-25 with the SEC on or prior to March 17, 2006. Although Forms 12b-25 are being filed by TDS and U.S. Cellular on or prior to March 17, 2006, TDS and U.S. Cellular do not expect that the Forms 10-K for the year ended December 31, 2005 will be completed by the extended due date of March 31, 2006. Accordingly, TDS and U.S. Cellular expect that their Forms 10-K for the year ended December 31, 2005 will not be filed on a timely basis. TDS and U.S. Cellular expect to file the Forms 10-K as soon as possible following the extended due date of March 31, 2006.

It is necessary for TDS and U.S. Cellular to complete and file the restatements, their Forms 10-Q for the quarter ended September 30, 2005 and their Forms 10-K for the year ended December 31, 2005 before they can complete and file their Forms 10-Q for the quarter ending March 31, 2006. Such Forms 10-Q are due on May 10, 2006, but such deadline can be effectively extended to May 15, 2006 by filing Form 12b-25 with the SEC on or prior to May 11, 2006. However, although TDS and U.S. Cellular intend to file Forms 12b-25 with the SEC on or prior to May 11, 2006, TDS and U.S. Cellular do not expect that the Forms 10-Q for the quarter ending March 31, 2006 will be completed by the extended due date of May 15, 2006. Accordingly, TDS and U.S. Cellular expect that their Forms 10-Q for the quarter ending March 31, 2006 will not be filed on a timely basis. TDS and U.S. Cellular expect to file the Forms 10-Q as soon as possible following the extended due date of May 15, 2006.

The restatements and the late filing of the Form 10-Q for the quarter ended September 30, 2005 resulted in defaults under the revolving credit agreement between TDS and certain lenders, under a revolving credit agreement between U.S. Cellular and certain lenders and under certain forward contracts between subsidiaries of TDS and a counterparty. In addition, the late filing of the Forms 10-K for the year ended December 31, 2005 and the late filing of the

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Forms 10-Q for the quarter ending March 31, 2006 will result in defaults under such revolving credit agreements and forward contracts. Neither TDS nor U.S. Cellular has failed to make or expects to fail to make any scheduled payment of principal or interest under such revolving credit agreements or forward contracts. TDS and U.S. Cellular have received waivers relating to the restatements and late filing of the Forms 10-Q for the quarter ended September 30, 2005 that are effective through March 31, 2006. TDS and U.S. Cellular are requesting additional waivers from the lenders and the counterparty under such agreements pursuant to which such defaults would be waived, provided that TDS and U.S. Cellular file their restatements and Forms 10-Q for the quarter ended September 30, 2005 by April 30, 2006, file their Forms 10-K for the year ended December 31, 2005 by May 31, 2006 and file their Forms 10-Q for the quarter ending March 31, 2006 by June 30, 2006. TDS and U.S. Cellular believe, but cannot provide assurances, that the lenders and the counterparty will agree to such additional waivers.

In addition, the late filings of the Forms 10-Q for the quarter ended September 30, 2005 and the Forms 10-K for the year ended December 31, 2005 result in non-compliance under certain debt indentures. However, this non-compliance will not result in events of default unless and until written notice thereof is delivered to TDS and/or U.S. Cellular by the trustee or sufficient holders of debt and, in any event, such events of default would be cured if TDS and U.S. Cellular file any Forms 10-Q or Forms 10-K that have not been timely filed within 90 days of any such notice. As a result, TDS and U.S. Cellular believe that they will be able to make all filings in sufficient time to avoid any event of default maturing into a default under any indenture. Neither TDS nor U.S. Cellular has failed to make or expects to fail to make any scheduled payment of principal or interest under such indentures.

As previously disclosed, TDS and U.S. Cellular received notices from the staff of the American Stock Exchange (“AMEX”) indicating that they were not in compliance with AMEX listing standards, due to their failure to file quarterly reports on Forms 10-Q for the quarter ended September 30, 2005 on a timely basis. The failure by TDS and U.S. Cellular to file their Forms 10-K for the year ended December 31, 2005 and their Forms 10-Q for the quarter ending March 31, 2006 on a timely basis will also result in non-compliance with the AMEX listing standards and TDS and U.S. Cellular expect to receive separate notices of non-compliance with respect to such late filings. However, as previously disclosed, the AMEX granted TDS and U.S. Cellular an extension until June 30, 2006 to regain compliance with AMEX listing standards. TDS and U.S. Cellular will regain compliance with the AMEX listing standards when they have filed with the SEC Forms 10-Q for the quarter ended September 30, 2005, Forms 10-K for the year ended December 31, 2005 and Forms 10-Q for the quarter ending March 31, 2006.

 Also as previously disclosed, TDS and U.S. Cellular received notices from the staff of the New York Stock Exchange (“NYSE”) indicating that they were not in compliance with listing standards relating to their debt listed on the NYSE, due to their failure to file quarterly reports on Forms 10-Q for the quarter ended September 30, 2005 on a timely basis. The failure by TDS and U.S. Cellular to file Forms 10-K for the year ended December 31, 2005 and their Forms 10-Q for the quarter ending March 31, 2006 on a timely basis will also result in non-compliance with the NYSE listing standards and TDS and U.S. Cellular expect to receive separate notices of non-compliance with respect to such late filings. TDS and U.S. Cellular will regain compliance with the NYSE listing standards when they have filed with the SEC Forms 10-Q for the quarter ended September 30, 2005, Forms 10-K for the year ended December 31, 2005 and Forms 10-Q for the quarter ending March 31, 2006.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: March 16, 2006

By:	/s/ D. Michael Jack
D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit
No.	Description

99.1	Press Release dated March 16, 2006.

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement